Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 27, 2015, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-205480) and related Prospectus of OPKO Health, Inc. for the registration of 76,837,684 shares of its common stock.

/s/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida

July 15, 2015